UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the securities Exchange Act of 1934

December 30, 2002
Date of Report (Date of earliest event reported)

 ADAMS GOLF, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-24583	75-2320087
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Avenue, Suite 572, Wilmington, Delaware		19801
(Address of principal executive offices)		(Zip Code)

(302) 427-5892
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.   OTHER EVENTS

     Adams Golf is pleased to announce the addition of D. Keith Ford as Vice President, Chief Financial Officer effective December 30, 2002.  Mr. Ford will oversee the Company's accounting, finance, credit, legal, investor relations, and information technology departments and report directly to Oliver G. Brewer, CEO.  Mr. Ford will replace Mr. Russell Fleischer who, as of December 13, 2002, has departed Adams Golf to pursue other executive opportunities.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
/s/__________________________________________
Name : Oliver G. Brewer, III
Title : President and Chief Executive Officer
Date : December 30, 2002